Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement Form S-3 of Greenlight Capital Re, Ltd. and in the related Prospectus of our report dated March 10, 2021, with respect to the financial statements of Solasglas Investments, LP included in its Annual Report Form 10-K filing for the years ended December 31, 2020 and 2019 and for the period from September 1, 2018 (commencement of operations) to December 31, 2018.

/s/ Ernst & Young Ltd.
Grand Cayman, Cayman Islands
July 1, 2021